Exhibit 10.23

FORM OF

MEDIMMUNE, INC.

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (this “Agreement”) dated as of                                      , 20          (the “Date of Grant”) between MedImmune, Inc., a Delaware Corporation (the “Company”) and                                                     , (the “Optionee”).  Capitalized terms used herein but not defined shall have the meanings attributed to them in the Company’s 2004 Stock Incentive Plan (the “Plan”).

Pursuant to the Plan, the Company has authorized the execution and delivery of this Agreement.  A copy of the Plan as in effect on the Date of Grant has been supplied to the Optionee, and the Optionee hereby acknowledges receipt thereof.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       Grant of Option.  Subject to all the terms and conditions of the Plan and this Agreement, the Company has granted to the Optionee on the Date of Grant an option (the “Option”) to purchase                          shares of the common stock of the Company, $.01 par value (the “Common Stock”).  The Option consists of an option (the “Incentive Option”) to purchase shares of Common Stock that is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and an option (the “Nonqualified Option”) to purchase                          shares of Common Stock that is not intended to qualify under Section 422 of the Code.

2.                                       Exercise Price.  The exercise price per share of Common Stock covered by this Option shall be $                               (“Option Price”), which is 100% of the fair market value of the Common Stock on the Date of Grant, determined in accordance with the terms of the Plan.

3.                                       Vesting.  The Optionee’s right to purchase shares under this Option shall become vested in accordance with the following schedule, provided that the Optionee remains an employee of the Company or any of its Subsidiaries on the respective dates:

NUMBER OF SHARES	VESTING DATE

In accordance with the foregoing schedule, such shares that may be purchased under an Incentive Option (based on the limitation described in Section 4 hereof) shall first become exercisable, and the remaining shares that may be purchased under a Nonqualified Option shall become exercisable thereafter.  The vesting of the Option will cease upon termination of the Optionee’s employment with the Company or any Subsidiary, irrespective of whether the Optionee continues to provide services to the Company or a Subsidiary following termination of employment.

4.                                       ISO Limitation.  Pursuant to Section 422(d) of the Code, to the extent the aggregate fair market value of Common Stock with respect to which the Incentive Option (together with any other incentive stock options of the Company and its Subsidiaries), valued on the Date of Grant, that is exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the portion of the Option representing such excess shall not be treated as an Incentive Option, but shall instead be treated as a Nonqualified Option under this Agreement.

5.                                       Term.  The term of the Option (the “Option Term”) shall commence on the Date of Grant and shall expire on the tenth anniversary of the Date of Grant, unless the Option shall have been earlier terminated in accordance with the terms hereof or the terms of the Plan.  Shares as to which the Option becomes exercisable pursuant to Section 3 of this Agreement may be purchased at any time during the Option Term.

6.                                       Termination of Option.  Except as otherwise provided in Section 10 hereof, the unexercised portion of the Option shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

(a)                      the expiration of the Option Term;

(b)                     other than a termination of Service (as defined below) described in subparagraph (c) or (d) below, the expiration of six months from the date of termination of the Optionee’s Service for a Nonqualified Option and the expiration of three months from the date of termination of the Optionee’s Service for an Incentive Option; provided, however, that if the Optionee shall die during such three or six month period, as the case may be, the time of termination of the unexercised portion of the Option shall be determined in accordance with subparagraph (c) below; provided, further, that with respect only to the Nonqualified Option, if the Optionee shall be rehired by the Company during such three-month period, such termination shall be deemed for purposes of this subparagraph (b) to never have occurred;

(c)                      the expiration of 12 months from the date of termination of the Optionee’s Service if such termination is a result of Optionee’s death or Disability; and

(d)                     immediately upon the termination of the Optionee’s Service if such termination is for Cause.

For purposes hereof, “Service” will include employment by the Company or any Subsidiary and service to the Company or a Subsidiary as a consultant pursuant to a written agreement provided such consultancy immediately follows the Optionee’s termination of employment with the Company or a Subsidiary.

7.                                       Procedure for Exercise.

(a)                       The Option may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice or other form of notice approved by the Committee (the “Notice”) from the Optionee to the Secretary of the Company, which Notice shall:

(i)                         state that the Optionee elects to exercise the Option;

(ii)                      state the number of shares with respect to which the Optionee is exercising the option (the “Optioned Shares”);

(iii)                   state the method of payment for the Optioned Shares pursuant to Section 7(b) hereof;

(iv)                  in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 12 hereof, include appropriate proof of the right of such person to exercise the Option;

(v)                     state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of the Option and within 30 days after the date of delivery of the Notice);

(vi)                  include any representation of the Optionee required pursuant to Section 11(b) hereof; and

(vii)               comply with such further provisions consistent with the Plan as the Committee may from time to time require.

(b)                     Payment of the Option Price for the Optioned Shares shall be made (i) in cash or by cash equivalent, (ii) in Common Stock that has been held by the Optionee for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares determined on the date of exercise, (iii) at the discretion of the Committee, by a broker-assisted “cashless exercise,” or (iv) by a combination of the methods described above.

(c)                       The Company shall be entitled to require as a condition of delivery of the Optioned Shares that the Optionee remit or, in appropriate cases, agree to remit when due, an amount in cash sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating thereto.

(d)                      No single exercise of the Option shall be for fewer than 100 shares unless the number of Optioned Shares purchased is the total number at the time available for purchase under this Option.

8.                                       No Rights as a Stockholder, Employee, etc.

(a)                      The Optionee shall not have any privileges of a stockholder of the Company with respect to any shares of Common Stock subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any such shares, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

(b)                     Nothing in this Agreement or the Option shall confer upon the Optionee any right to continue in the service of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or its Subsidiaries or the stockholders of the Company to terminate the Optionee’s employment or directorship or to increase or decrease the Optionee’s compensation at any time.

9.                                       Adjustments.  If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Optionee and consistent with the terms of the Plan, cause an adjustment to be made in (i) the number and kind of shares of Common Stock subject to the Option, (ii) the Option Price, and (iii) any other terms of the Option that are affected by the event.  Notwithstanding the foregoing, in the case of Incentive Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code and, to the extent considered advisable by the Committee, in a manner consistent with the requirements of Section 162(m) of the Code.

10.                                 Change in Control.

(a)                      In the event of a Change in Control of the Company during the Optionee’s employment with the Company or any of its Subsidiaries, the Option shall become fully vested and immediately exercisable to the extent that the Option has not already become so vested and exercisable.

(b)                     In the event that the Optionee’s employment with the Company or any of its Subsidiaries is terminated by the Company without Cause or by the Optionee with “good reason” (as such term is defined in the Optionee’s employment agreement with the Company or any of its Subsidiaries in effect upon such termination) within six months following the effective date of a Change in Control, the Optionee shall retain the right to exercise the Option until the earlier to occur of (i) thirty-six (36) months following the date of such termination, and (ii) the expiration of the original full term of the Option.

11.                                 Additional Provisions Related to Exercise.

(a)                       The Option shall be exercisable only on such date or dates and during such period and for such number of shares of Common Stock as are set forth in this Agreement.

(b)                     Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the shares of Common Stock, the Optionee hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the shares of Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.  No shares of Common Stock shall be acquired unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

12.                                 Restriction on Transfer of Option.  The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by (i) will or by the laws of descent and distribution or (ii) only in the case of a Nonqualified Option, the Optionee may, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Nonqualified Option to or for the benefit of the Optionee’s “family members” (as defined under SEC rules for the Form S-8 registration statement).  Subsequent transfers of such Nonqualified Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.  In the event an Optionee becomes legally incapacitated, his or her Option shall be exercisable by his or her legal guardian, committee or legal representative.  If the Optionee dies, the Option shall thereafter be exercisable by the Optionee’s executors or administrators.  The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

13.                                 Notices.  All notices or other communications which are required or permitted hereunder shall be deemed sufficient if contained in a written instrument given by personal delivery, telex, telecopier, telegram, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party:

if to the Company, to:

MedImmune, Inc.

One Medimmune Way

Gaithersburg, MD 20878

if to the Optionee, to:

All such notices, advances and communications shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopier, upon receipt of machine confirmation, and (c) in the case of mailing, on the third business day following such mailing.

14.                                 No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

15.                                 Optionee Undertaking.  The Optionee shall take whatever additional actions and execute whatever additional documents the Company or the Committee may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

16.                                 Limitation on Disposition of Incentive Stock Option Shares.  It is understood that any Incentive Option granted hereunder is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.  Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of the Incentive Option within one year after the day of the transfer of such shares to the Optionee, nor within two years after the grant of the option.  If the Optionee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such shares within said periods, the Optionee will notify the Company in writing within ten days after such disposition.  In addition, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, an Incentive Option must be exercised within three months of the Optionee’s termination of employment with the Company or any of its Subsidiaries.  The foregoing limitations do not apply to the Nonqualified Option or any shares acquired by exercise of the Nonqualified Option.

17.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding the choice of law rules thereof.

18.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

19.                                 Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

MEDIMMUNE, INC.

By:
Name:
Title:

OPTIONEE

By:
Name: